SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

LADISH CO, INC.
(Name of Registrant as Specified in its Charter)

GRACE BROTHERS LTD.
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No fee required.

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     14a-6(i)(4) and 0-11.

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          transaction applies:

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         transaction computed pursuant to Exchange Act Rule
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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided
     by Exchange Act Rule 0-11(a)(2) and identify the
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     previously.  Identify the previous filing by
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
FOR IMMEDIATE RELEASE

GRACE BROTHERS URGES LADISH SHAREHOLDERS
TO VOTE THE GREEN PROXY CARD FOR
THEIR BOARD NOMINEES

Responds to ISS Report

Evanston, IL, May 27, 2003 - Grace Brothers, Ltd, an
Illinois investment firm holding 29.6% of Ladish, Co., Inc., (NASDAQ: LDSH) today issued the following statement regarding Institutional Shareholder Services'
(ISS) announcement on Grace's director nominees to the Ladish's Board.

Grace Brothers is disappointed that ISS failed to recognize
the need for a truly independent and highly qualified board
for Ladish Co., Inc. that will hold management accountable
to all shareholders.  Grace Brothers continues to believe
that the many of the current board members have close
relationships with management, and form an effective voting
block against any shareholder initiatives unappealing to
management.   While we respect ISS, they are not Ladish
shareholders and may not appreciate the problems on the current board, nor how those board problems affect the enterprise value of Ladish.

Grace Brothers believes that as a 29.6% shareholder, it is
the logical party to lead the current effort of changing
four of the seven directors on the Ladish board.  This
effort is not about Grace gaining control of Ladish, but
rather, it's about removing the management created majority
and allowing the Company to be governed by independent
directors.    Grace Brothers believes it has the support of
other significant shareholders who share this view and welcome this change in the board.

ISS reported that Ladish expects to spend $475,000 in this contested proxy and Grace Brothers finds this very troubling. Grace Brothers believes that significant corporate assets are being wasted by a small group of directors who own very little Ladish stock. This further demonstrates the lack of shareholder focus existing on the current board. Grace Brothers approached Ladish before filing its proxy statement, and made a proposal for changing two members of the current Ladish board. However, Grace was rebuffed in this consensual effort, and decided to take its case to the shareholders. As a result, the Company has retained some of the most costly legal and solicitation firms available to assist in its efforts to defeat our proposed board changes.

At Ladish's June 6th Annual Meeting, shareholders will have the opportunity to send a message to the Ladish Board that shareholders are concerned about their company.
Shareholders will be able to elect directors who are committed to maximizing value for shareholders now.

Keep your Board accountable -- Vote FOR the election of Grace's independent director nominees by signing, dating and returning the enclosed GREEN proxy card TODAY.

We urge you: Do not return the white proxy card solicited by Ladish's Board and management, even to vote AGAINST their slate. If you have previously returned a white proxy card, you have every right to change your vote. Only your latest dated proxy counts. Vote the GREEN card today.

In connection with Ladish's upcoming Annual Meeting, Grace
Brothers has filed and plans to circulate a proxy statement with the Securities and Exchange Commission (SEC). LADISH
SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT
IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION.
Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by Grace with the SEC in connection with the Annual Meeting at the SEC's web site at www.sec.gov.
Ladish shareholders may also obtain free copies of the proxy statement and other documents filed by Grace in connection with the annual meeting, including information about the identity of the participants in the solicitation
(who may be deemed to include, in addition to Grace, Grace's nominees J. Robert Peart, Gregg G. Williams, James
C. Hill, Robert J. Daniels, Robert W. Sullivan and Margaret
B. Hampton) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Grace Brothers, Ltd., 1560 Sherman Avenue,
Suite 900, Evanston, IL 60201, RE:  Ladish.

SAFE HARBOR STATEMENT

Certain statements contained herein regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of
1995). Such forward-looking statements involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby, including due to risk factors listed from time to time in Ladish's reports and filings with the Securities and Exchange Commission.


Contact:
Larry Dennedy
MacKenzie Partners
212-929-5500